SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

L-3 COMMUNICATIONS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

L-3 COMMUNICATIONS HOLDINGS, INC.

To Our Stockholders:

On or about March 20, 2006, we mailed you a notice of annual meeting of stockholders, Summary Annual Report, Annual Report on Form 10-K, proxy and proxy statement (the ‘‘Proxy Statement’’) relating to the 2006 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) of L-3 Communications Holdings, Inc. (the ‘‘Company’’) to be held at 2:30 p.m., eastern daylight time, on Tuesday, April 25, 2006, at the New York Palace Hotel located at 455 Madison Avenue, New York, New York.

Since the mailing of the Proxy Statement, the Board of Directors of the Company has approved an amendment to the L-3 Communications Corporation Employee Stock Purchase Plan (the ‘‘Plan’’) solely to increase the number of shares authorized to be offered under the Plan. As a result of this development, we are providing you with the attached supplement to the Proxy Statement (the ‘‘Supplement’’), which includes the amendment of the Plan as an additional proposal. The Supplement and the Amended Notice of Meeting should be read in conjunction with the original Proxy Statement, the Summary Annual Report and the Annual Report on Form 10-K, which we previously mailed to you. Stockholders and other interested parties may obtain free copies of the Proxy Statement, Annual Report on Form 10-K and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. In addition, interested parties may obtain free copies of the Proxy Statement, Summary Annual Report and the Annual Report on Form 10-K by contacting Investor Relations at (212) 850-5600.

The date and place for the Annual Meeting has not changed.

PLEASE NOTE THAT WE HAVE ENCLOSED A REVISED PROXY CARD.

The revised proxy card includes the two proposals included on the original proxy card previously sent to you (i.e. Proposal 1 relating to the election of three Class III Directors whose terms expire in 2009 and Proposal 2 relating to the ratification of the appointment of our independent registered public accounting firm for 2006) and the additional proposal described in this Supplement (Proposal 3). In order to vote on Proposal 3 to approve the amendment of the Plan, you must sign and return the enclosed revised proxy card, vote by telephone or over the Internet or attend the meeting and vote in person. Your vote on Proposal 3 is very important. Therefore, we request that you complete the attached revised proxy card with your vote on Proposals 1-3, regardless of whether or not you have already returned the original proxy card previously sent to you, or vote by telephone or over the Internet. If you already completed and returned the original proxy card, completing, signing and mailing the enclosed revised proxy card will replace the original proxy card in its entirety and only your vote as indicated on the revised proxy card will be counted. If you have already voted by telephone or over the Internet, you may simply vote again, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked.

If you have any questions regarding the Supplement, the Proxy Statement or the annual meeting of stockholders, you may call Investor Relations at (212) 850-5600.

On behalf of the Board of Directors, I thank you for your cooperation and look forward to seeing you on April 25th.

Very truly yours,
Frank C. Lanza Chairman and Chief Executive Officer

L-3 COMMUNICATIONS HOLDINGS, INC.

AMENDED NOTICE OF 2006 ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT SUPPLEMENT

Notice is hereby given that the 2006 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) of L-3 Communications Holdings, Inc. will be held at the New York Palace Hotel located at 455 Madison Avenue, New York, New York on Tuesday, April 25, 2006, at 2:30 p.m., eastern daylight time, for the following purposes:

1.	Election of three Class III Directors whose terms expire in 2009;

2.	Ratification of the appointment of our independent registered public accounting firm for 2006;

3.	Approval of an amendment to the L-3 Communications Corporation Employee Stock Purchase Plan (the ‘‘Plan’’) solely to increase the number of shares available for issuance under the Plan; and

4.	Transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof.

The foregoing proposals are more fully described in the Proxy Statement previously provided and the enclosed proxy statement supplement accompanying this amended notice.

By Order of the Board of Directors
Christopher C. Cambria Senior Vice President, Secretary and General Counsel

April 4, 2006

IMPORTANT

Whether or not you currently plan to attend the Annual Meeting in person, please vote over the telephone or the Internet or complete, date, sign and return promptly the enclosed revised proxy in the envelope provided for that purpose. You may revoke your proxy if you attend the Annual Meeting and wish to vote your shares in person. In order to vote on Proposal 3, you must sign and return the revised proxy card enclosed with this proxy statement supplement, vote by telephone or over the Internet or attend the meeting and vote in person. If you already completed and returned the original proxy card previously sent to you and you also complete and return the enclosed revised proxy card, the signed revised proxy card will replace the original proxy card in its entirety and only your vote as indicated on the revised proxy card will be counted. If you have already completed and returned the original proxy card previously sent to you and you do not complete and return a signed revised proxy card, your vote for Proposals 1 and 2 as indicated on the original proxy card will be voted at the meeting, but will not include a vote on Proposal 3. If you have already voted by telephone or over the Internet, you may simply vote again, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. If you have already voted by telephone or over the Internet and do not vote again, your vote for Proposals 1 and 2 will be recorded but will not include a vote on Proposal 3.

L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016

PROXY STATEMENT SUPPLEMENT

This proxy statement supplement is furnished to the holders of the common stock, par value $0.01 per share, of L-3 Communications Holdings, Inc. (the ‘‘Company’’) in connection with the solicitation of proxies for use at the 2006 Annual Meeting of Stockholders to be held at the New York Palace Hotel located at 455 Madison Avenue, New York, New York at 2:30 p.m., eastern daylight time, on Tuesday, April 25, 2006 (the ‘‘Annual Meeting’’).

This proxy statement supplement is furnished to provide information regarding Proposal 3, an additional matter to be voted on at the Annual Meeting. Additional information is contained in the proxy statement for the Annual Meeting previously distributed to our Stockholders on or about March 20, 2006 (the ‘‘Proxy Statement’’). This proxy statement supplement does not provide all of the information that is important to your decisions with respect to matters to be voted on at the Annual Meeting and is intended to be read in conjunction with the Proxy Statement previously sent to you.

The Board of Directors has fixed the close of business on March 17, 2006 as the record date for the Annual Meeting (the ‘‘Record Date’’). Only Stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof, in person or by proxy. This proxy statement supplement and the accompanying revised proxy card are intended to be mailed on or about April 4, 2006 to each Stockholder entitled to vote at the Annual Meeting.

PROXIES

The revised proxy accompanying this proxy statement supplement is solicited on behalf of our Board of Directors for use at the Annual Meeting and any adjournments of the Annual Meeting, and the expenses of solicitation of proxies will be borne by us. The solicitation will be made primarily by mail, but our officers and regular employees may also solicit proxies by telephone, telegraph, facsimile, via the Internet or in person. We also have retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies. Each holder of common stock on the Record Date is entitled to one vote for each share of our common stock held by such holder. The holders in person or by proxy of a majority of the common stock entitled to be voted at the Annual Meeting shall constitute a quorum.

In order to vote on Proposal 3, you must sign and return the revised proxy card enclosed with this proxy statement supplement, vote by telephone or over the Internet as described below or attend the meeting and vote in person. If you already completed and returned the original proxy card previously sent to you and you also complete and return the enclosed revised proxy card, the signed revised proxy card will replace the original proxy card in its entirety and only your vote as indicated on the revised proxy card will be counted. If you have already completed and returned the original proxy card previously sent to you and you do not complete and return a signed revised proxy card, your vote for Proposals 1 and 2 as indicated on the original proxy card will be voted at the meeting, but will not include a vote on Proposal 3. If you have already voted by telephone or over the Internet, you may simply vote again, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. If you have already voted by telephone or over the Internet and do not vote again, your vote for Proposals 1 and 2 will be recorded but will not include a vote on Proposal 3.

Each Stockholder may appoint a person (who need not be a Stockholder) other than the persons named in the enclosed revised proxy to represent him or her at the meeting by completing another proper proxy. In either case, such completed revised proxy should be returned in the enclosed envelope provided for that purpose for delivery before the meeting or should be delivered to our Secretary at 600 Third Avenue, New York, New York 10016, not later than 5:00 p.m., eastern daylight time, on Monday, April 24, 2006.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the proxy upon our receipt, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the proxy, of written notice of such death or incapacity, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the revised proxy card, the proxy will be voted in accordance with the recommendations of our Board of Directors, including FOR the election of directors, FOR the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm and FOR the approval of the amendment to the L-3 Communications Corporation Employee Stock Purchase Plan.

As previously discussed, assuming a quorum is present, a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the election of the directors and the ratification of the appointment of our independent registered public accounting firm (Proposals 1 and 2). In addition, assuming a quorum is present, a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is also required for the approval of the amendment to the L-3 Communications Corporation Employee Stock Purchase Plan (Proposal 3), provided that a majority of the voting power is voted on the proposal. Abstentions and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called ‘‘broker non-votes’’), including with respect to Proposal 3, will be counted for purposes of determining a quorum, but will not be counted as either voting for or against any proposal. Pursuant to New York Stock Exchange rules, the proposal to amend the L-3 Communications Corporation Employee Stock Purchase Plan is a ‘‘non-discretionary’’ matter, meaning that unless you give your broker instructions on how to vote your shares on this proposal your shares will not be voted and will be considered broker non-votes.

VOTING BY TELEPHONE OR INTERNET

Instead of submitting your vote by mail on the enclosed revised proxy card, you can vote by telephone or over the Internet. The telephone and Internet voting procedures, which comply with Delaware law, are designed to authenticate Stockholders’ identities, to allow Stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting your proxy by mail, telephone or the Internet will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other record holder, you must obtain a proxy from the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the Annual Meeting.

Stockholders with shares registered directly in their name in our stock records maintained by our transfer agent, Computershare Trust Company, N.A., may vote their shares (1) by making a toll-free telephone call from the U.S. and Canada to Computershare at 1-800-652-VOTE (1-800-652-8683), (2) by submitting their proxy over the Internet at the following address on the World Wide Web: http://www.computershare.com/expressvote, or (3) by mailing their signed proxy card. Specific instructions to be followed by registered Stockholders are set forth on the enclosed revised proxy card. Proxies submitted by telephone or over the Internet as described above must be received by 1:00 a.m., central time, on Tuesday, April 25, 2006.

Revocation of Proxies Submitted by Telephone or Internet

To revoke a proxy previously submitted by telephone or over the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked, or by attending the meeting and voting in person.

PROPOSAL 3. AMENDMENT TO L-3 COMMUNICATIONS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

The Company is proposing for Stockholder approval an amendment to the L-3 Communications Corporation Employee Stock Purchase Plan (as amended and restated, the ‘‘Plan’’). The Plan provides eligible employees of the Company or its U.S. subsidiaries and certain foreign subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of shares of the Company’s common stock and, therefore, to develop a stronger incentive to work for the long-term success of the Company. The Plan is intended to be an ‘‘employee stock purchase plan’’ within the meaning of Section 423(b) of the Internal Revenue Code (the ‘‘Code’’).

The sole purpose of the proposed amendment of the Plan is to increase the maximum number of shares that may be issued under the plan from 2,925,600 to 8,000,000. The Plan will otherwise remain unchanged. At March 31, 2006, there were 268,828 shares still available for issuance under the Plan. The Company believes that the current maximum number of shares is insufficient to cover anticipated future participant purchases under the Plan. Pursuant to the Plan and applicable legal requirements, approval of the Stockholders of the Company is required to increase the maximum number of shares that are available for issuance under the plan. If the Stockholders do not ratify the proposal to increase the number of shares available for Plan participant contributions, the Company expects that at some point during the second quarter of 2006 there will no longer be shares available under the Plan and, as a result, the Company will be required to discontinue the Plan during such quarter. Shares issuable under the Plan may be satisfied through shares purchased in the open market, authorized but unissued shares and/or treasury shares.

Description of the Plan

The Plan permits eligible employees to purchase our common stock. Eligible employees include all employees of L-3 Communications Corporation or its U.S. subsidiaries and certain foreign subsidiaries. As of March 31, 2006, approximately 58,000 employees were eligible to participate in the Plan.

The purchase price of a share of our common stock is 85% of the fair market value, which is defined as the average of the highest and lowest daily sales price of a share of common stock on the last trading day of the offering period. There are two offering periods each calendar year, each offering period having a duration of six months. All shares of our common stock will be purchased on the last business day of an offering period. Shares purchased for eligible employees will be allocated to an account maintained for the eligible employees and held by Fidelity Brokerage Services, LLC as custodian. Eligible employees may direct the custodian to sell the shares of our common stock. The Benefit Plan Committee, which is composed of individuals approved by the Board of Directors of the Company to administer the Plan, has the authority to shorten the length of the offering period.

Eligible employees have full voting and dividend rights with respect to shares of our common stock allocated to their accounts. Dividends paid on such of our common stock shares will be credited to the eligible employees and deposited in the eligible employees’ accounts.

Eligible employees may purchase shares of our common stock through payroll deductions on an after-tax basis. The maximum amount of payroll deductions for a calendar year for each eligible employee may not exceed ten percent of his or her compensation for each payroll period, or $21,250 for each year. We may increase or decrease the maximum percentage amount (but not the maximum dollar amount) without amending the Plan.

No eligible employee will be granted an option to participate in the Plan to the extent that, immediately after the grant, he or she would own our common stock or hold an option to purchase our common stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock. In addition, no eligible employee will be granted an option to participate in the Plan to the extent that his or her rights to purchase our common stock under the Plan would accrue at a rate which exceeds $25,000 in fair market value of our common stock for each calendar year.

The Board of Directors of the Company may terminate the Plan at any time. Upon such termination or any other termination of the Plan, all accumulated payroll deductions not yet used to purchase common stock will be refunded, together with interest as the Company may, in its sole discretion, determine to pay. The Benefit Plan Committee has the authority to interpret the Plan and may also adopt, amend or rescind any rules it considers necessary to carry out the purpose of the Plan.

The amendment to the Plan will become effective upon Stockholder approval. Upon effectiveness of the amendment, we intend to register under the Securities Act of 1933 the 5,074,400 additional shares of our common stock authorized for issuance under the Plan. A conformed copy of the Plan, reflecting the proposed amendment authorizing additional shares to be available under the Plan and all prior amendments, is attached as Exhibit A to this proxy statement supplement.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences relating to the Plan is based on present federal tax laws and regulations and is not a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes which are not described below.

The Plan is intended to qualify as an ‘‘employee stock purchase plan’’ under Section 423 of the Code. The amounts withheld from a participant’s compensation under the Plan will be taxable income to the participant and must be included in the participant’s gross income for federal income tax purposes in the year in which those amounts otherwise would have been received. Payments to the Plan do not result in any tax deductions for a participant’s personal income tax return. Under the Code, the participant generally recognizes no taxable income either as of the grant date or as of the purchase date.

Depending upon the length of time the acquired shares are held by the participant, the federal income tax consequences will vary upon disposition of the shares. If the shares are held for a period of two years or more from the grant date and for at least one year from the purchase date (the ‘‘Required Period’’), and are sold at a price in excess of the purchase price paid by the participant for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (i) the amount by which the fair market value of the shares on the grant date exceeded the purchase price or (ii) the amount by which the fair market value of the shares at the time of their sale exceeded the purchase price. Any portion of the gain not taxed as ordinary income will be treated as long-term capital gain. If the shares are held for the Required Period and are sold at a price less than the purchase price paid by the participant for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to any deduction for federal income tax purposes for shares held for the Required Period that are subsequently sold by the participant, whether at a gain or loss.

If a participant disposes of shares within the Required Period (a ‘‘Disqualifying Disposition’’), the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid by the participant for the shares and the fair market value of the shares on the purchase date, and the Company will be entitled to a corresponding deduction for federal income tax purposes. Any profit realized in excess of the amount included in ordinary income will be taxed as a capital gain, and any loss realized after increasing the basis of the stock by the ordinary income recognized will be a capital loss. The capital gain or loss will be treated as long-term capital gain or loss if the participant has held the shares for at least one year before the sale or transfer. There may or may not be any difference in ordinary income and capital gain tax rates. The Company will not receive a deduction for federal income tax purposes with respect to any capital gain recognized by a participant who makes a Disqualifying Disposition.

Plan Benefits

Because benefits under the Plan will depend on employees’ elections to participate and to purchase shares under the Plan at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees. Non-employee directors are not eligible to participate in the Purchase Plan.

Equity Compensation Plan Information

The table below sets forth information about shares of L-3 Holdings common stock that may be issued under our equity compensation plans as of December 31, 2005.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in millions)		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (in millions)
Equity compensation plans approved by securities holders	8.4	(1)	$44.13	(2)	5.1	(3)
Equity compensation plans not approved by security holders	0.1	(4)	$45.75		0.3
Total	8.5		$44.15		5.4

(1)	Represents stock options under the 1999 Long-Term Performance Plan, including restricted stock awards of 0.4 million shares, and the 1997 Stock Option Plan.

(2)	The calculation of the weighted average exercise price excludes the effect of the restricted stock awards of 0.4 million shares, which have been granted to employees at no cost.

(3)	Includes 0.6 million shares representing shares available under the L-3 Communications Corporation Employee Stock Purchase Plan, without giving effect to the proposed amendment authorizing additional shares to be available under the Plan.

(4)	Represents the 1998 Directors Stock Option Plan for non-employee Directors of L-3 Holdings.

The Board of Directors Recommends a Vote FOR the Adoption of the Amendment to the L-3 Communications Corporation Employee Stock Purchase Plan.

GENERAL AND OTHER MATTERS

At the date of this proxy statement supplement, we know of no business that will be brought before the Annual Meeting other than the matters set forth in this proxy statement supplement and in the Proxy Statement. However, if any further business properly comes before the Annual Meeting or any adjournments of the Annual Meeting, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

Please complete, date and sign the revised proxy and return it promptly in the enclosed reply envelope. No postage is required if returned in the accompanying envelope and mailed in the United States.

By Order of the Board of Directors,
Christopher C. Cambria Senior Vice President, Secretary and General Counsel

New York, New York
April 4, 2006

Exhibit A

L-3 COMMUNICATIONS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(Conformed Copy Reflecting All Amendments Through April 25, 2006)

ARTICLE I.
Purpose

1.01    Purpose.

The purpose of this L-3 Communications Corporation Employee Stock Purchase Plan (the "Plan") is to provide employees of L-3 Communications Corporation (the "Company") and its Designated Subsidiary Corporations with an opportunity to acquire a proprietary interest in the parent of the Company, L-3 Communications Holdings, Inc. ("Holdings") through the purchase of shares of common stock of Holdings. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of that Section of the Code.

The Plan was adopted effective July l, 2001. The Plan was amended and restated retroactive to July 1, 2001 to clarify the definitions of "compensation" and "employee" and to modify certain provisions governing administration of the Plan. The Plan was amended and restated effective July 1, 2002 to (a) expand eligibility to employees of Canadian subsidiaries of the Company effective January 1, 2002 and to employees of U. K. subsidiaries of the Company effective January 1, 2003, (b) increase the maximum payroll deductions to ten percent of compensation, and (c) adjust the maximum number of shares that may be issued under the Plan. The Plan was amended and restated effective July 1, 2004 to expand eligibility and enrollment in the Plan and to establish a brokerage account for participants in the Plan. This conformed copy also reflects (a) an amendment effective January 1, 2006 to eliminate the look-back feature of the Plan used to determine the purchase price and (b) the proposed amendment to increase the maximum number of shares that may be issued under the Plan.

ARTICLE II.
Definitions

2.01    Account.

"Account" means the brokerage account maintained on behalf of each participant by the Recordkeeper for the purpose of investing in Stock and engaging in other transactions permitted under the Plan.

2.02    Benefit Plan Committee.

"Benefit Plan Committee" means the individuals appointed by the Board of Directors of Holdings to administer the Company's employee benefit plans.

2.03    Code.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations issued thereunder and successor provisions and regulations thereto.

2.04    Compensation.

"Compensation" includes, and is limited to, base salary, overtime, shift differential pay, lead differential pay paid during the calendar year before elective payroll deduction contributions to any employee benefit plan or program offered by the Company. Compensation does not include bonuses, commissions, or any other type of compensation not specifically included above.

2.05    Designated Subsidiary Corporation.

"Designated Subsidiary Corporation" means any corporation (other than the Company) that is (a) in an unbroken chain of corporations beginning with the Company if, at the time of granting the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and (b) designated by the Company to be eligible to participate in the Plan.

2.06    Employee.

"Employee" means any common law employee who is employed by the Company or a Subsidiary Corporation and (a) is paid on the U.S. payroll in U.S. currency, (b) a citizen of Canada and paid on the Canadian payroll in Canadian currency, (c) a citizen of the U.K. and paid on the U.K. payroll in U.K. currency, or (d) is a resident of Puerto Rico. If an individual is not classified by the Employer as a common law employee, no reclassification of a person's status with the Employer, for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, either retroactively or prospectively, shall result in the person being regarded as a common law employee during such time.

2.07    Fair Market Value.

"Fair Market Value" means the fair market value of a share of Stock, which, as of any given date, shall be the average of the highest and lowest sales prices of a share of Stock reported on a consolidated basis for securities listed on the New York Stock Exchange for trades on the date as of which such value is being determined or, if that day is not a Trading Day, then on the immediately preceding Trading Day.

2.08    Offering Period.

"Offering Period" means the approximately six-month period beginning on the first Trading Day on or after January 1 and July 1 of a calendar year and ending on the last Trading Day in June and December, respectively, of such calendar year.

2.09    Plan.

"Plan" means this L-3 Communications Corporation Employee Stock Purchase Plan.

2.10    Purchase Date.

"Purchase Date" means the last business day of each Offering Period.

2.11    Purchase Price.

"Purchase Price" means an amount equal to 85% of the Fair Market Value of a share of Stock on the Purchase Date.

2.12    Recordkeeper.

"Recordkeeper" means Fidelity Stock Plan Services, LLC.

2.13    Reserves.

"Reserves" means the number of shares of Stock covered by all purchases under the Plan which have not yet been exercised and the number of shares of Stock which have been authorized for issuance under the Plan but which have not yet become subject to purchases.

2.14    Stock.

"Stock" means Holdings common stock and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10.06.

2.15    Trading Day.

"Trading Day" means a day on which the New York Stock Exchange is open for trading.

ARTICLE III.
Eligibility and Participation

3.01    Initial Eligibility.

Each Employee shall be eligible to participate in the Plan beginning on the date he or she first becomes an Employee.

3.02    Participation.

An Employee may become a participant in the Plan at any time by giving instructions to the Recordkeeper authorizing payroll deductions. Participant instructions shall be given in such manner and form as prescribed by the Recordkeeper. Payroll deductions for an Employee shall begin as soon as administratively feasible after the instructions are received by the Recordkeeper.

3.03    Restrictions on Participation.

Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan to the extent that:

(a)	immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of Holdings (determined under the rules of Section 424(d) of the Code); or

(b)	his or her rights to purchase stock under the Plan would accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

ARTICLE IV.
Offerings

4.01    Semi-Annual Offerings.

The Plan will be implemented by semi-annual offerings of Holdings Stock beginning on the first Trading Day on or after January l and July 1 of each calendar year and terminating on the last Trading Day of June and December of such calendar year, respectively. The Benefit Plan Committee shall have the power to change the beginning date, ending date, and duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided that Offering Periods will in all cases comply with applicable limitations under Section 423(b)(7) of the Code.

ARTICLE V.
Payroll Deductions

5.01    Amount of Deduction.

A participant may elect to have deductions made for each payroll period during an Offering Period in an amount equal to any whole percentage of his or her Compensation received for the payroll period, subject to the limitations of Section 3.3(b). The Company, in its discretion, may increase and decrease the maximum payroll deduction amount without formally amending the Plan; provided, however, the maximum percentage amount shall be a uniform percentage of Compensation for all participants.

5.02    Participant's Account.

An individual Account shall be maintained by the Recordkeeper for each participant in the Plan. All payroll deductions made for a participant shall be credited to his or her Account. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 7.03. No interest shall accrue or be paid on any payroll deductions or any other amounts credited to a participant's Account.

5.03    Changes in Payroll Deductions.

(a)	A participant may elect to increase or decrease the rate of his or her payroll deductions one time each Offering Period by giving instructions to the Recordkeeper. An election to increase or decrease the payroll deduction rate shall be effective as soon as administratively feasible following the date such election is received by the Recordkeeper and shall remain in effect until the participant provides new instructions to the Recordkeeper or terminates employment as provided in Section 7.02.

(b)	Notwithstanding subsection (b) above, a participant may elect to discontinue his or her participation in the Plan at any time. An election to discontinue participation shall become effective as soon as administratively feasible following the date such election is received by the Recordkeeper and shall remain in effect for successive Offering Periods until the participant provides new instructions to the Recordkeeper.

ARTICLE VI.
Grant and Exercise of Option

6.01    Number of Option Shares.

On the first day of each Offering Period, each Employee participating in such Offering Period shall be deemed to have been granted an option to purchase on the Purchase Date of such Offering Period, at the applicable Purchase Price, up to a number of shares (including whole and fractional shares) of Stock determined by dividing such Employee's payroll deductions credited to his or her Account as of the Purchase Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3.03 and 8.01. Exercise of the option shall occur as provided in Section 6.02, unless the participant has withdrawn the amount credited to his or her Account upon withdrawal from the Plan pursuant to Section 7.01 or such amount has been distributed to the participant upon termination of employment pursuant to Section 7.02. To the extent not exercised, the option shall expire on the last day of the Offering Period.

6.02    Automatic Purchase.

A participant's option for the purchase of shares shall be exercised automatically on the Purchase Date, and the maximum number of shares (including fractional shares) subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions credited to his or her Account.

6.03    Transferability of Option.

During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

6.04    Delivery of Shares.

(a)	At or as promptly as practicable after the Purchase Date for an Offering Period, the Company shall deliver the shares of Stock purchased to the Recordkeeper to be deposited in the participants' Accounts.

(b)	Any cash dividends that are paid with respect to Stock credited to a participant's Account shall be deposited in the participants' Accounts.

(c)	Each participant will be entitled to vote the number of shares of Stock credited to his or her Account (including any fractional shares credited to such Account) on any matter as to which the approval of Holdings stockholders is sought. If a participant does not vote or grant a valid proxy with respect to shares credited to his or her Account, such shares will be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of Holdings stockholders.

6.05    Distribution of Shares.

(a)	During the first two years from the first day of an Offering Period, a participant may sell, but may not transfer or withdraw, the shares of Stock acquired during such Offering Period and credited to his or her Account. During such two-year period, all sales of shares of Stock acquired during the Offering Period shall only be effectuated by the Custodian on the participant's behalf.

(b)	Following the completion of two years from the first day of an Offering Period, a participant may elect to withdraw from his or her Account shares of Stock acquired during such Offering Period or may elect to transfer such shares from his or her Account to an account of the participant maintained with a broker-dealer or financial institution. If a participant elects to withdraw shares, one or more certificates for whole shares shall be issued in the name of, and delivered to, the participant, with such participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. If shares of Stock are transferred from a participant's Account to a broker-dealer or financial institution that maintains an account for the participant, only whole shares shall be transferred and cash in lieu of any fractional share shall be paid to such participant based on the Fair Market Value of a share of Stock on the date of transfer. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Recordkeeper in such form and manner as may be prescribed by the Recordkeeper, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 9.05.

ARTICLE VII.
Withdrawal from Plan and Termination of Employment

7.01    Withdrawal from Plan Participation.

If a participant decreases his or her payroll deduction rate to zero during an Offering Period, he or she shall be deemed to have withdrawn from participation in the Plan and shall have the right to elect, to receive reimbursement of all of the payroll deductions credited to the participant's Account during the current Offering Period, provided that the election is made no later than five business days prior to the last day of such Offering Period. In the event that the participant does not give proper instructions to the Recordkeeper to request reimbursement in a timely manner, the participant shall be deemed to have elected to exercise his or her option for the purchase of Stock on the next following Purchase Date. Payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant provides to the Recordkeeper new instructions authorizing payroll deductions. A participant who withdraws from participation in the Plan may withdraw the Stock credited to his or her Account only as provided in Section 6.05.

7.02    Termination of Employment.

Upon a participant's termination of employment with the Company and all Subsidiary Corporations for any reason (including termination because of the participant's death), the payroll deductions credited to such participant's Account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10.01, and such participant's option shall be automatically terminated. The Recordkeeper shall continue to maintain the participant's Account until the earlier of such time as the participant withdraws or transfers all Stock in the Account, which withdrawal or transfer shall be permitted only as provided in Section 6.05, or two years after the participant ceases to be employed by the Company and its Subsidiary Corporations.

7.03    Leave of Absence.

If a participant goes on an authorized leave of absence for any reason, such participant shall have the right to elect to: (a) withdraw all of the payroll deductions credited to the participant's Account, (b) discontinue contributions to the Plan but have the amount credited to his or her Account used to purchase Stock on the next Purchase Date, or (c) remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and making cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions. Unless a participant on an authorized leave of absence returns to employment with the Company or a Subsidiary Corporation no later than the first anniversary of the first day of his or her authorized leave of absence, such participant shall be deemed to have terminated employment and the provisions of Section 7.02 shall apply.

ARTICLE VIII.
Stock

8.01    Maximum Shares.

Effective April 25, 2006, the maximum number of shares which may be issued under the Plan since its inception, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.06, shall be 8,000,000.

8.02    Participant's Interest in Option Stock.

The participant will have no interest in stock covered by his or her option until such option has been exercised.

ARTICLE IX.
Administration

9.01    Authority of the Benefit Plan Committee.

The Plan shall be administered by the Benefit Plan Committee. Subject to the express provisions of the Plan, the Benefit Plan Committee shall have full and discretionary authority to interpret and construe all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Benefit Plan Committee's determination on the foregoing matters shall be final and conclusive. The Benefit Plan Committee may, in its discretion, delegate some or all of its authority to one or more employees or officers of the Company.

9.02    Rules Governing the Administration of the Benefit Plan Committee.

The Benefit Plan Committee shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Benefit Plan Committee shall be made by a majority of its members. The Benefit Plan Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Benefit Plan Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

9.03    Indemnification.

Members of the Benefit Plan Committee, and any officer or employee of the Company acting at the direction, or on behalf of the Benefit Plan Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

9.04    Recordkeeper.

The Recordkeeper will act as recordkeeper under the Plan, and will perform, such duties as are set forth in the Plan and in any agreement between the Company and the Recordkeeper. The Recordkeeper will establish and maintain for each Participant a brokerage account.

9.05    Administrative Costs.

The costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including, but not limited to, annual fees of the Recordkeeper and any brokerage fees and commissions for the purchase of Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding, the Recordkeeper may impose or pass through to the participants a reasonable fee for the withdrawal of Stock in the form of stock certificates and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to participants. Under no circumstance shall the Company pay any brokerage fees and commissions for the sale of Stock acquired under the Plan by a participant.

ARTICLE X.
Miscellaneous

10.01    Designation of Beneficiary.

A participant may elect a beneficiary who is to receive any shares and cash from the participant's Account under the Plan in the event of such participant's death. The participant may change his or her beneficiary designation at any time. In the event a participant dies without having elected a beneficiary, any shares or cash to be distributed on the participant's death shall be delivered to the participant's estate.

10.02    Transferability.

Neither payroll deductions credited to a participant's Account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution as provided in Section 10.01. Any such attempted assignment, transfer, pledge or other disposition shall be without effect.

10.03    Withholding.

The Company or any Subsidiary Corporation is authorized to withhold from any payment to be made to a participant withholding amounts and other taxes due in connection with any transaction under the Plan, including any disposition of shares acquired under the Plan, and a participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. At the time of a participant's exercise of an option or disposition of shares acquired under the Plan, the Company may require the participant to make other arrangements to meet tax withholding obligations as a condition to exercise of rights or distribution of shares or cash from the participant's Account. In addition, a Participant may be required to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

10.04    Use of Funds.

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

10.05    Reports.

Statements of Account shall be given to each participant at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased, any remaining cash balance, and other information deemed relevant by the Benefit Plan Committee.

10.06    Adjustment Upon Changes in Capitalization.

(a)	Changes in Capitalization. The Benefit Plan Committee shall proportionately adjust the Reserves and the price per share and the number of shares of Stock covered by each purchase under the Plan which has not yet been exercised for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or other extraordinary corporate event which affects the Stock in order to prevent dilution or enlargement of the rights of participants. The determination of the Benefit Plan Committee with respect to any such adjustment shall be final, binding and conclusive.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Benefit Plan Committee.

(c)	Asset Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Benefit Plan Committee shall shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date"). The New Purchase Date shall be before the date of the Company's proposed asset sale or merger. The Benefit Plan Committee shall notify each participant in writing, at least ten business days prior to the New Purchase Date, that the Purchase Date for the participant's purchase has been changed to the New Purchase Date and that the participant's option shall be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn the amount credited to his or her Account upon withdrawal from the Plan pursuant to Section 7.01 or such amount has been distributed to the participant upon termination of employment pursuant to Section 7.02.

10.07    Amendment and Termination.

The Board of Directors shall have the complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation, increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 10.06) or amend the requirements as to the class of employees eligible to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

10.08    No Employment.

The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares of Stock under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

10.09    Notices.

All notices or other communications by a participant to the Company or to the Recordkeeper shall be deemed to have been duly given when received in the manner and form specified by the Company or the Recordkeeper, whichever is applicable, at the location, or by the person, designated by the Company, or Recordkeeper, for the receipt thereof.

10.10    Elections.

All elections and notices made by a participant to the Recordkeeper may be telephonically or electronically in accordance with procedures established by the Committee and the Recordkeeper.

10.11    Conditions Upon Issuance of Shares.

The Company shall not be obligated to issue shares of Stock with respect to a purchase unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities

Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted.

10.12    Effect of Plan.

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each participant, including, without limitation, such participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such participant.

10.13    Effective Date.

The Plan first became effective as of July 1, 2001, subject to approval by the holders of the majority of the common stock present and represented at a special or annual meeting of the shareholders held on or before July 1, 2002. This restatement shall be effective as of April 25, 2006.

10.14    Governing Law.

The law of the State of New York will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

L-3 COMMUNICATIONS CORPORATION
Date:	By:
Vice President, Human Resources

Annual Meeting Admission Ticket

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DESIGNATION (IF ANY)		000000000.000 ext
ADD 1	Least Address Line	000000000.000 ext
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2006 Annual Meeting of L-3 Communications Holdings, Inc. Stockholders
Tuesday, April 25, 2006, 2:30 P.M. Eastern Daylight Time New York Palace hotel 455 Madison Avenue, New York, NY
Upon arrival, please present this admission ticket and photo identification at the registration desk.

A	Election of Directors – The Board of Directors recommends a vote ‘‘FOR’’ each of the following nominees.

1. Nominees:	For	Withold
01 – Peter A. Cohen
02 – Robert B. Millard
03 – Arthur L. Simon

B	Issues – The Board of Directors recommends a vote ‘‘FOR’’ the following proposals.

	For	Against	Abstain
2. Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.
3. Approval of an amendment to the L-3 Communications Corporation Employee Stock Purchase Plan.
Mark box at right if you plan to attend the Annual Meeting.

C	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as your names appear hereon. When signing as attorney, administrator, trustee, authorized officer of a corporation or in any representative capacity, please insert your name and title as such. Joint owners should each sign individually.

0   0   8   6   4   0   1                    5   U   P   X                                                C   O   Y                   &nb p;

Admission Ticket

PROXY SERVICES
C/O COMPUTERSHARE INVESTOR SERVICES
PO BOX 43102
PROVIDENCE RI 02940-5068

L-3 COMMUNICATIONS HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, APRIL 25, 2006, 2:30 P.M. EASTERN DAYLIGHT TIME
NEW YORK PALACE HOTEL
455 MADISON AVENUE
NEW YORK, NY

PLEASE INDICATE WHETHER YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING OF STOCKHOLDERS BY MARKING THE APPROPRIATE BOX OR IF YOU USE THE TELEPHONE SYSTEM, WHEN PROMPTED. ONLY THE STOCKHOLDER(S) WHOSE NAME(S) APPEARS ON THIS TICKET, OR THE PROXY OF THAT STOCKHOLDER, WILL BE ADMITTED. DUE TO SPACE LIMITATIONS, ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. REGISTRATION WILL BEGIN AT 2:30 P.M.

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PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.

L-3 COMMUNICATIONS HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L-3 COMMUNICATIONS HOLDINGS, INC. (THE ‘‘COMPANY’’) FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD APRIL 25, 2006, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF MEETING, PROXY STATEMENT AND PROXY STATEMENT SUPPLEMENT PERTAINING THERETO.

The undersigned shareholder hereby appoints Frank C. Lanza, Christopher C. Cambria or Michael T. Strianese, or any one of them, attorneys and agents, or proxy or proxies, with full power of substitution, in the name and on behalf of the undersigned, to attend, vote and act at the Annual Meeting of Stockholders to be held on April 25, 2006, at 2:30 p.m., eastern daylight time, at the New York Palace Hotel, 455 Madison Avenue, New York, NY, and at any and all adjournments thereof, upon the matters set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or adjournment thereof.

A stockholder desiring to appoint some other person, who need not be a Stockholder, to represent him at the meeting may do so by inserting such person’s name in the space provided on the reverse side.

This proxy, when properly executed, will be voted in accordance with the directions of the undersigned stockholder. In the absence of such directions, this proxy will be voted for the nominees listed on the reverse hereof, for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors and for the amendment to the L-3 Communications Corporation Employee Stock Purchase Plan.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

[GRAPHIC OMITTED]	To vote using the Telephone (within U.S. and Canada)	[GRAPHIC OMITTED]	To vote using the Internet
	• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		• Go to the following web site: WWW.COMPUTERSHARE.COM/ EXPRESSVOTE
	• Follow the simple instructions provided by the recorded message.		• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 25, 2006.
THANK YOU FOR VOTING